Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2018, in the Registration Statement (Form S-1/A) and related Prospectus of Aerkomm Inc. for the registration of shares of its common stock.

/s/Chen& Fan

Chen & Fan Accountancy Corporation San Jose, California

March 22, 2018